PROSPER

First Quarter 2018
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

6	Consolidated Statements of Operations

7	Consolidated Balance Sheets

8	Schedule 1 - Funds From Operations and Core Funds From Operations

10	Schedule 2 - Other Non-GAAP Financial Measurements

11	Schedule 3 - Portfolio Summary

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Summarized Information for Unconsolidated Real Estate Venture

16	Schedule 6 - Same Store Performance Summary

18	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Net Income

19	Schedule 8 - Selected Financial Information

20	Glossary

May 2, 2018

National Storage Affiliates Trust Reports First Quarter 2018 Results; Net Income Increases $4.8 million; Core FFO per Share Increases 10.3%, Same Store NOI Increases 4.4%, Acquired 25 Self Storage Properties
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s first quarter 2018 results.
First Quarter 2018 Highlights

•	Net income was $12.0 million for the first quarter of 2018, an increase of $4.8 million compared to $7.2 million for the first quarter of 2017.

•
Core funds from operations ("Core FFO") was $25.9 million, or $0.32 per share, for the first quarter of 2018, an increase of 10.3% per share compared to $21.3 million, or $0.29 per share, for the first quarter of 2017.

•
Same store net operating income ("NOI") was $40.9 million for the first quarter of 2018, an increase of 4.4% compared to $39.2 million for the first quarter of 2017, driven by a 4.2% increase in same store total revenues and a 3.9% increase in same store property operating expenses.

•	Acquired 25 wholly-owned self storage properties for $135.8 million and one joint venture property for $9.5 million during the first quarter of 2018.
Arlen Nordhagen, Chief Executive Officer and Chairman, commented, "We are very pleased that our combination of same store organic improvement plus strong external growth is continuing to drive double digit increases in Core FFO per share. Our same store performance for the quarter was right on budget, and we acquired another 25 wholly-owned properties during the quarter, making this our strongest first quarter acquisition pace on record. Despite the increased headwinds of new supply in several markets, our unique growth strategy has allowed us to benefit from both the fragmentation and the fundamental strengths of the self storage industry. We remain focused on our commitment to creating long-term shareholder value through the continued execution of our differentiated strategy."
Financial Results

($ in thousands, except per share and unit data)	Three Months Ended March 31,
	2018	2017	Growth
Net income	$11,973	$7,181	66.7%

Funds From Operations ("FFO")(1)	$25,678	$21,155	21.4%
Add back acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	180	163	10.4%
Core FFO(1)	$25,858	$21,318	21.3%

Earnings (loss) per share - basic	$0.16	$0.01	1,500.0%
Earnings (loss) per share - diluted	$0.09	$0.01	800.0%

FFO per share and unit(1)	$0.31	$0.29	6.9%
Core FFO per share and unit(1)	$0.32	$0.29	10.3%

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

First quarter 2018 net income increased $4.8 million, driven primarily by incremental NOI generated from 85 self storage properties acquired between April 1, 2017 and March 31, 2018 and same store NOI growth, partially offset by increases in depreciation and amortization and interest expense.
First quarter 2018 basic earnings per share increased $0.15 per share and diluted earnings per share increased $0.08 per share. In addition to the items affecting net income described above, the comparison of earnings per share amounts between periods is affected by the allocation of net income to noncontrolling interests pursuant to GAAP. Additional information on NSA's allocation of net income (loss) can be found in the Glossary to the supplemental financial information under "Hypothetical Liquidation at Book Value Method."
First quarter 2018 FFO per share increased 6.9% and Core FFO per share increased 10.3%. The increases in FFO and Core FFO were primarily the result of $7.5 million of incremental NOI from 85 self storage properties acquired between April 1, 2017 and March 31, 2018 and same store NOI growth of $1.7 million, partially offset by higher interest expense and the payment of dividends on preferred shares issued during the fourth quarter of 2017 to fund the Company's growth.
Total Consolidated Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2018	2017	Growth
Total rental and other property-related revenue	$74,332	$59,725	24.5%
Property operating expenses	25,226	19,749	27.7%
Net Operating Income (NOI)	$49,106	$39,976	22.8%

Average Occupancy	87.2%	88.3%	(1.1)%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.87	$11.36	4.5%
First quarter 2018 total rental and other property-related revenue increased 24.5%, driven by $12.4 million of incremental revenues from 85 self storage properties acquired between April 1, 2017 and March 31, 2018 and a $2.5 million increase in same store total revenues.
First quarter 2018 total property operating expenses increased 27.7% resulting from $4.8 million of incremental property operating expenses generated by 85 self storage properties acquired between April 1, 2017 and March 31, 2018, and an increase of $0.8 million in same store property operating expenses.
Total consolidated portfolio NOI was $49.1 million for the first quarter of 2018, an increase of 22.8% compared to NOI of $40.0 million for the first quarter of 2017.
NSA's consolidated portfolio included 468 self storage properties, approximately 28.5 million rentable square feet, with period-end occupancy of 87.8% as of March 31, 2018.
Same Store Operating Results (376 Properties)

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2018	2017	Growth
Total rental and other property-related revenue	$60,866	$58,403	4.2%
Property operating expenses	19,990	19,231	3.9%
Net Operating Income (NOI)	$40,876	$39,172	4.4%
NOI Margin	67.2%	67.1%	0.1%

Average Occupancy	88.1%	88.5%	(0.4)%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.75	$11.25	4.4%

Year-over-year, first quarter 2018 same store total revenues increased 4.2%, driven primarily by a 4.4% increase in average annualized rental revenue per occupied square foot partially offset by a 40 basis point decrease in average occupancy. Same store property operating expenses were $20.0 million for the first quarter of 2018, an increase of 3.9% compared to $19.2 million for the first quarter of 2017 driven primarily by increases in property taxes, personnel costs and advertising.
Tamara Fischer, Chief Financial Officer, commented, "We were very pleased with customer demand during the first quarter, and especially the strong pace of move-in activity toward quarter-end. Our same store revenues came in slightly above plan, but some operating expenses were higher than forecast, so first quarter same store NOI was right in line with our expectations."
Investment Activity
During the first quarter of 2018, NSA invested $135.8 million in the acquisition of 25 consolidated self storage properties located in six states, encompassing approximately 1.4 million rentable square feet configured in approximately 12,000 storage units. Consideration for these acquisitions included approximately $105.1 million of net cash, the assumption of $8.3 million of mortgages and other working capital liabilities and OP equity of approximately $22.4 million. The OP equity included the issuance of $8.1 million of NSA's 6.000% Series A-1 Cumulative Redeemable Preferred Units (the "Series A-1 Preferred Units") in NSA's operating partnership which have a stated value of $25.00 per unit and receive cumulative distributions at an annual rate of 6.000%.
NSA's unconsolidated real estate venture invested $9.5 million in the acquisition of one self storage property located in New Jersey, encompassing approximately 0.1 million rentable square feet configured in approximately 500 storage units. NSA owns a 25% interest in its unconsolidated real estate venture and contributed approximately $2.4 million to the venture to fund the acquisition.
Balance Sheet
On January 29, 2018, NSA entered into an increase agreement and amendment with a syndicated group of lenders to increase the total borrowing capacity under the Company's credit facility by $125.0 million for a total credit facility of over $1.0 billion, which included entry into a new $125.0 million five-year term loan tranche D. NSA has an expansion option under the credit facility, which, if exercised in full, would provide for a total credit facility of $1.3 billion.
Common Share Dividends
On February 22, 2018, NSA's Board of Trustees declared a quarterly cash dividend of $0.28 per common share, which was paid on March 29, 2018 to shareholders of record as of March 15, 2018.
2018 Guidance
NSA reaffirms its previously provided guidance estimates for the year ended December 31, 2018.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on May 2, 2018.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Thursday, May 3, 2018 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, May 3, 2018, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13646795
A replay of the call will be available for one week through Thursday, May 10, 2018. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the Nareit REITWeek 2018 Investor Conference from June 5 -7 in New York, New York.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 541 self storage properties located in 29 states with approximately 34 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including the timing of acquisitions, and the Company's guidance estimates for the year ended December 31, 2018. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
REVENUE
Rental revenue	$72,011	$57,844
Other property-related revenue	2,321	1,881
Management fees and other revenue	2,161	1,838
Total revenue	76,493	61,563
OPERATING EXPENSES
Property operating expenses	25,226	19,749
General and administrative expenses	8,306	7,181
Depreciation and amortization	21,368	18,683
Total operating expenses	54,900	45,613
Income from operations	21,593	15,950
OTHER (EXPENSE) INCOME
Interest expense	(9,635)	(7,471)
Equity in losses of unconsolidated real estate venture	(52)	(785)
Acquisition costs	(180)	(144)
Non-operating expense	(84)	(52)
Gain on sale of self storage properties	474	—
Other expense	(9,477)	(8,452)
Income before income taxes	12,116	7,498
Income tax expense	(143)	(317)
Net income	11,973	7,181
Net income attributable to noncontrolling interests	(1,513)	(6,626)
Net income attributable to National Storage Affiliates Trust	10,460	555
Distributions to preferred shareholders	(2,588)	—
Net income attributable to common shareholders	$7,872	$555

Earnings (loss) per share - basic	$0.16	$0.01
Earnings (loss) per share - diluted	$0.09	$0.01

Weighted average shares outstanding - basic	50,299	43,401
Weighted average shares outstanding - diluted	99,935	43,401

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Real estate
Self storage properties	$2,411,453	$2,275,233
Less accumulated depreciation	(188,407)	(170,358)
Self storage properties, net	2,223,046	2,104,875
Cash and cash equivalents	15,262	13,366
Restricted cash	2,929	3,041
Debt issuance costs, net	1,943	2,185
Investment in unconsolidated real estate venture	90,092	89,093
Other assets, net	58,637	52,615
Assets held for sale	—	1,555
Total assets	$2,391,909	$2,266,730
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,069,600	$958,097
Accounts payable and accrued liabilities	24,079	24,459
Deferred revenue	13,542	12,687
Total liabilities	1,107,221	995,243
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 6,900,000 issued and outstanding at March 31, 2018 and December 31, 2017, at liquidation preference	172,500	172,500
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 50,438,731 and 50,284,934 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	504	503
Additional paid-in capital	700,762	711,467
Distributions in excess of earnings	(61,956)	(55,729)
Accumulated other comprehensive income	17,485	12,282
Total shareholders' equity	829,295	841,023
Noncontrolling interests	455,393	430,464
Total equity	1,284,688	1,271,487
Total liabilities and equity	$2,391,909	$2,266,730

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended March 31,
	2018	2017
Net income	$11,973	$7,181
Add (subtract):
Real estate depreciation and amortization	21,075	18,243
Company's share of unconsolidated real estate venture real estate depreciation and amortization	1,377	1,872
Gain on sale of self storage properties	(474)	—
Distributions to preferred shareholders and unitholders	(2,689)	—
FFO attributable to subordinated performance unitholders (1)	(5,584)	(6,141)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	25,678	21,155
Add:
Acquisition costs	180	144
Company's share of unconsolidated real estate venture acquisition costs	—	19
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$25,858	$21,318

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	50,299	43,401
Weighted average restricted common shares outstanding	30	17
Weighted average OP units outstanding	29,135	25,959
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,835
Weighted average LTIP units outstanding	665	1,468
Total weighted average shares and units outstanding - FFO and Core FFO	81,964	72,680

FFO per share and unit	$0.31	$0.29
Core FFO per share and unit	$0.32	$0.29

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended March 31,
	2018	2017
Earnings (loss) per share - diluted	$0.09	$0.01
Impact of the difference in weighted average number of shares(3)	0.02	(0.01)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	—	0.09
Add real estate depreciation and amortization	0.26	0.25
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.02	0.03
Subtract gain on sale of self storage properties	(0.01)	—
FFO attributable to subordinated performance unitholders	(0.07)	(0.08)
FFO per share and unit	0.31	0.29
Add acquisition costs and Company's share of unconsolidated real estate venture acquisition costs	0.01	—
Core FFO per share and unit	$0.32	$0.29

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2018	2017
Net income	$11,973	$7,181
(Subtract) add:
Management fees and other revenue	(2,161)	(1,838)
General and administrative expenses	8,306	7,181
Depreciation and amortization	21,368	18,683
Interest expense	9,635	7,471
Equity in losses of unconsolidated real estate venture	52	785
Acquisition costs	180	144
Income tax expense	143	317
Gain on sale of self storage properties	(474)	—
Non-operating expense	84	52
Net Operating Income	$49,106	$39,976

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2018	2017
Net income	$11,973	$7,181
Add:
Depreciation and amortization	21,368	18,683
Company's share of unconsolidated real estate venture depreciation and amortization	1,377	1,872
Interest expense	9,635	7,471
Income tax expense	143	317
EBITDA	44,496	35,524
Add (subtract):
Acquisition costs	180	144
Company's share of unconsolidated real estate venture acquisition costs	—	19
Gain on sale of self storage properties	(474)	—
Equity-based compensation expense(1)	867	983
Adjusted EBITDA	$45,069	$36,670

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in NSA's consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
(dollars in thousands) (unaudited)

Total Consolidated and Unconsolidated Property Portfolio

	Stores at Period End March 31,		Units at Period End March 31,		Rentable Square Feet at Period End March 31,		Occupancy at Period End March 31,
State	2018	2017	2018	2017	2018	2017	2018	2017	Growth
California	81	77	48,645	46,456	6,123,795	5,820,640	91.5%	90.9%	0.6%
Texas	60	52	24,083	20,306	3,415,171	2,861,018	88.4%	87.6%	0.8%
Oregon	58	56	23,580	22,721	2,983,414	2,864,932	85.8%	89.2%	(3.4)%
Georgia	33	20	13,554	6,552	1,830,110	872,593	86.8%	93.6%	(6.8)%
Florida	32	23	23,238	17,605	2,240,457	1,620,869	85.6%	83.9%	1.7%
Oklahoma	30	30	13,876	13,985	1,902,874	1,903,039	83.8%	85.3%	(1.5)%
Arizona	29	16	16,038	9,130	1,820,753	1,064,686	87.9%	89.3%	(1.4)%
North Carolina	29	30	13,103	13,436	1,599,784	1,650,671	89.4%	89.5%	(0.1)%
Indiana	16	14	8,790	7,846	1,135,022	1,007,745	85.4%	83.3%	2.1%
Washington	15	15	4,950	5,064	624,046	644,680	89.1%	90.6%	(1.5)%
Louisiana	14	10	6,325	4,520	859,187	630,103	83.7%	84.4%	(0.7)%
Colorado	11	10	5,056	4,640	615,308	564,604	89.0%	91.4%	(2.4)%
Nevada	11	6	5,755	3,135	727,616	419,567	92.9%	92.0%	0.9%
New Hampshire	10	9	4,190	3,667	509,470	444,200	89.1%	91.9%	(2.8)%
Other(1)	39	18	15,955	7,066	2,122,892	937,525	85.1%	86.6%	(1.5)%
Total Consolidated/Weighted Average	468	386	227,138	186,129	28,509,899	23,306,872	87.8%	88.6%	(0.8)%

Total Unconsolidated/Weighted Average(2)	72	66	39,598	35,572	5,004,976	4,517,744	87.2%	87.6%	(0.4)%

Total Consolidated and Unconsolidated/Weighted Average	540	452	266,736	221,701	33,514,875	27,824,616	87.8%	88.5%	(0.7)%

(1) Other states in NSA's consolidated portfolio as of March 31, 2018 include Alabama, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.

(2) Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2018 Acquisition & Investment Activity

Self storage properties acquired during the quarter ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Mortgages Assumed	Other Liabilities	Total

March 31, 2018(3)	25	12,002	1,352,592	$105,135	$22,403	$7,581	$670	$135,789

Unconsolidated real estate venture (venture at 100%)(4)
March 31, 2018	1	481	64,745	9,394	—	—	66	9,460

Total 2018 Investments(4)	26	12,483	1,417,337	$114,529	$22,403	$7,581	$736	$145,249

2018 Disposition Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

March 31, 2018(5)	1	327	44,689	$2,200

(3) NSA acquired self storage properties located in Arizona, Florida, Kansas, Maryland, Texas and Washington during 2018.
(4) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%. Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

(5) NSA disposed of a self storage property located in Washington during 2018.

Supplemental Schedule 4

Debt and Equity Capitalization
As of March 31, 2018
(unaudited)

Debt Balances and Characteristics (dollars in thousands)

	Effective Interest Rate(1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	3.28%	2.10	$72,625
Term loan - Tranche A	2.91%	3.10	235,000
Term loan - Tranche B	3.24%	4.10	155,000
Term loan - Tranche C	3.71%	5.84	105,000
Term loan - Tranche D	3.79%	4.84	125,000
Term loan facility	3.08%	5.25	100,000
Fixed rate mortgages payable	4.17%	7.43	274,540
Total Principal/Weighted Average	3.51%	4.99	1,067,165
Unamortized debt issuance costs and debt premium, net			2,435
Total Debt			$1,069,600

Debt Maturities (dollars in millions)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	5.8x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.5x
Total Leverage Ratio	< 60.0%	38.6%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of March 31, 2018
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A perpetual preferred shares of beneficial interest	6,900,000
6.000% Series A-1 cumulative redeemable preferred units	316,103

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	50,408,683	50,408,683
Restricted common shares	30,048	30,048
Total shares outstanding	50,438,731	50,438,731
Operating partnership units	29,062,706	29,062,706
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	30,897,492	30,897,492
Long-term incentive plan units(2)	666,169	666,169
Total shares and Class A equivalents outstanding	82,002,392	82,002,392
Subordinated performance units(3)	10,663,892	15,249,366
DownREIT subordinated performance unit equivalents(3)	4,386,999	6,273,409
Total subordinated partnership units	15,050,891	21,522,775
Total common shares and units outstanding	97,053,283	103,525,167

(2) Balances exclude 224,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.43 OP units based on historical financial information for the trailing twelve months ended March 31, 2018. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Venture
(dollars in thousands) (unaudited)

Unconsolidated Real Estate Venture Properties as of March 31, 2018

State	Stores at Period End	Units at Period End	Rentable Square Feet at Period End	Occupancy at Period End	1Q 2018 Average Occupancy
Florida	21	11,483	1,331,415	86.2%	86.0%
Alabama	11	4,065	611,002	87.7%	86.8%
California	11	6,919	942,193	85.9%	85.3%
New Jersey	11	8,005	989,900	88.5%	88.1%
Other(1)	18	9,126	1,130,466	87.8%	86.6%
Total/Weighted Average	72	39,598	5,004,976	87.2%	86.5%

Balance Sheet Information

Total Venture at 100%(2)	March 31, 2018	December 31, 2017
ASSETS
Self storage properties, net	$660,645	$655,973
Other assets	8,727	8,397
Total assets	$669,372	$664,370
LIABILITIES AND EQUITY
Debt financing	$317,440	$317,359
Other liabilities	5,693	4,855
Equity	346,239	342,156
Total liabilities and equity	$669,372	$664,370

Operating Information for the Three Months Ended March 31, 2018 and 2017

	Total Venture at 100%(2)		NSA Proportionate Share (Venture at 25%)(3)
	Three Months Ended March 31,		Three Months Ended March 31,
	2018	2017	2018	2017
Total revenue	$14,806	$12,507	$3,702	$3,127
Property operating expenses	5,293	4,068	1,323	1,017
Net operating income	9,513	8,439	2,379	2,110
Supervisory, administrative and other expenses	(1,057)	(898)	(264)	(225)
Depreciation and amortization	(5,507)	(7,489)	(1,377)	(1,872)
Interest expense	(2,899)	(2,826)	(725)	(707)
Acquisition and other expenses	(262)	(366)	(65)	(91)
Net loss	$(212)	$(3,140)	$(52)	$(785)

(1) Other states in the unconsolidated real estate venture include Arizona, Delaware, Georgia, New Mexico, Nevada, Pennsylvania, Ohio, Texas and Virginia.
(2) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.
(3) NSA's proportionate share of its unconsolidated real estate venture is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate venture to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate venture. The operating agreement of the unconsolidated real estate venture provides for the distribution of net cash flow to the unconsolidated real estate venture’s investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2018 compared to Three Months Ended March 31, 2017

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	1Q 2018	1Q 2017	Growth	1Q 2018	1Q 2017	Growth	1Q 2018	1Q 2017	Growth	1Q 2018	1Q 2017	Growth
California	77	$17,603	$16,368	7.5%	$5,350	$5,335	0.3%	$12,253	$11,033	11.1%	69.6%	67.4%	2.2%
Oregon	55	8,919	8,740	2.0%	2,579	2,452	5.2%	6,340	6,288	0.8%	71.1%	71.9%	(0.8)%
Texas	51	6,105	5,956	2.5%	2,410	2,280	5.7%	3,695	3,676	0.5%	60.5%	61.7%	(1.2)%
Oklahoma	30	3,623	3,600	0.6%	1,210	1,196	1.2%	2,413	2,404	0.4%	66.6%	66.8%	(0.2)%
North Carolina	28	3,803	3,666	3.7%	1,179	1,131	4.2%	2,624	2,535	3.5%	69.0%	69.1%	(0.1)%
Florida	20	4,826	4,560	5.8%	1,508	1,436	5.0%	3,318	3,124	6.2%	68.8%	68.5%	0.3%
Georgia	20	1,921	1,885	1.9%	733	707	3.7%	1,188	1,178	0.8%	61.8%	62.5%	(0.7)%
Arizona	15	2,928	2,837	3.2%	883	865	2.1%	2,045	1,972	3.7%	69.8%	69.5%	0.3%
Indiana	14	2,075	2,095	(1.0)%	753	742	1.5%	1,322	1,353	(2.3)%	63.7%	64.6%	(0.9)%
Washington	13	1,751	1,652	6.0%	550	483	13.9%	1,201	1,169	2.7%	68.6%	70.8%	(2.2)%
Colorado	10	1,583	1,507	5.0%	568	474	19.8%	1,015	1,033	(1.7)%	64.1%	68.5%	(4.4)%
Louisiana	10	1,426	1,418	0.6%	505	506	(0.2)%	921	912	1.0%	64.6%	64.3%	0.3%
Other(1)	33	4,303	4,119	4.5%	1,762	1,624	8.5%	2,541	2,495	1.8%	59.1%	60.6%	(1.5)%
Total/Weighted Average	376	$60,866	$58,403	4.2%	$19,990	$19,231	3.9%	$40,876	$39,172	4.4%	67.2%	67.1%	0.1%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)
(unaudited)

Three Months Ended March 31, 2018 compared to Three Months Ended March 31, 2017
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		1Q 2018	1Q 2017	Growth	1Q 2018	1Q 2017	Growth	1Q 2018	1Q 2017	Growth
California	46,451	5,819,291	91.4%	90.9%	0.5%	90.7%	90.7%	—%	$12.72	$11.78	8.0%
Oregon	22,406	2,826,583	86.5%	89.2%	(2.7)%	85.8%	88.5%	(2.7)%	14.45	13.79	4.8%
Texas	19,946	2,815,351	89.3%	87.7%	1.6%	88.5%	87.3%	1.2%	9.53	9.41	1.3%
Oklahoma	13,876	1,902,874	83.8%	85.3%	(1.5)%	83.5%	84.7%	(1.2)%	8.87	8.70	2.0%
North Carolina	12,583	1,536,384	89.5%	89.4%	0.1%	89.3%	89.1%	0.2%	10.65	10.28	3.6%
Florida	13,715	1,427,893	87.8%	86.1%	1.7%	88.1%	86.0%	2.1%	14.91	14.57	2.3%
Georgia	6,720	895,430	89.4%	93.6%	(4.2)%	88.7%	92.7%	(4.0)%	9.34	8.94	4.5%
Arizona	8,365	978,870	89.1%	89.1%	—%	87.6%	89.0%	(1.4)%	13.15	12.48	5.4%
Indiana	7,840	1,007,452	86.5%	83.3%	3.2%	84.4%	83.5%	0.9%	9.52	9.73	(2.2)%
Washington	4,462	557,471	89.0%	90.6%	(1.6)%	88.0%	89.0%	(1.0)%	14.05	13.15	6.8%
Colorado	4,634	564,359	89.6%	91.4%	(1.8)%	89.2%	89.8%	(0.6)%	12.28	11.61	5.8%
Louisiana	4,519	629,928	84.2%	84.4%	(0.2)%	83.8%	84.7%	(0.9)%	10.63	10.58	0.5%
Other(1)	13,828	1,795,207	90.6%	89.2%	1.4%	89.7%	89.5%	0.2%	10.43	10.00	4.3%
Total/Weighted Average	179,345	22,757,093	88.8%	88.8%	—%	88.1%	88.5%	(0.4)%	$11.75	$11.25	4.4%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	Three Months Ended March 31,
	2018	2017
Rental revenue
Same store portfolio	$58,904	$56,562
Non-same store portfolio	13,107	1,282
Total rental revenue	72,011	57,844

Other property-related revenue
Same store portfolio	1,962	1,841
Non-same store portfolio	359	40
Total other property-related revenue	2,321	1,881

Property operating expenses
Same store portfolio	19,990	19,231
Non-same store portfolio	5,236	518
Total property operating expenses	25,226	19,749

Net operating income
Same store properties	40,876	39,172
Non-same store properties	8,230	804
Total net operating income	49,106	39,976

Management fees and other revenue	2,161	1,838
General and administrative expenses	(8,306)	(7,181)
Depreciation and amortization	(21,368)	(18,683)
Income from operations	21,593	15,950

Other (expense) income
Interest expense	(9,635)	(7,471)
Equity in losses of unconsolidated real estate venture	(52)	(785)
Acquisition costs	(180)	(144)
Non-operating expense	(84)	(52)
Gain on sale of self storage properties	474	—
Other expense	(9,477)	(8,452)
Income before income taxes	12,116	7,498
Income tax expense	(143)	(317)
Net income	$11,973	$7,181

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2018	2017

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.75	$11.25
Total consolidated portfolio	$11.87	$11.36

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$1,258	$758
Revenue enhancing capital expenditures	757	85
Acquisitions capital expenditures	1,917	2,260
Total Consolidated Portfolio Capital Expenditures	$3,932	$3,103

Property Operating Expenses Detail

Store payroll and related costs	$7,282	$5,845
Property tax expense	6,266	4,783
Other property operating expenses	11,678	9,121
Property operating expenses on the Company's statements of operations	$25,226	$19,749

General and Administrative Expenses Detail

Supervisory and administrative expenses	$4,059	$3,349
Equity-based compensation expense	867	983
Other general and administrative expenses	3,380	2,849
General and administrative expenses on the Company's statements of operations	$8,306	$7,181

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue per the Company's statements of operations (which includes fees and is net of any discounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, the Company's share of unconsolidated real estate venture acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•	other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting its usefulness as a comparative measure.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The April 2002 National Policy Bulletin of Nareit, which the Company refers to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NSA includes amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because the Company believes the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.

The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $9.1 million of fair value of debt adjustments and $6.7 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  NSA defines net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:

•
NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and

•
NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of March 31, 2018, the Company had eight PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away and Personal Mini.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.